                                                                                                                                    Exhibit 16.1

October 3, 2012

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Northeast Bancorp’s statements included under Item 4.01 of its Form 8-K filed on October 3, 2012 and we agree with such statements concerning our firm.

/s/ Shatswell, MacLeod & Company, P.C.
     SHATSWELL, MacLEOD & COMPANY, P.C.